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                                                                     Exhibit 5.1

                          [Latham & Watkins Letterhead]

                                  July 28, 2000

Tegal Corporation
2201 S. McDowell Blvd.
Petaluma, California 94954

        Re:    $30,000,000 Aggregate Offering
               Price of Securities of Tegal Corporation

Ladies and Gentlemen:

               In connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on May 30, 2000 (File No. 333-38086), as amended by Amendment No. 1 filed with the Commission on the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

               You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Tegal Corporation, a Delaware corporation (the "Company") of up to $30,000,000 aggregate offering price of (i) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) warrants to purchase Common Stock ("Warrants"). The Common Stock and Warrants are collectively referred to herein as the "Securities." The Warrants may be issued pursuant to one or more warrant agreements (collectively, the "Warrant Agreements"), in each case between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

               In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal Delaware and New York laws, in the manner presently proposed.

               We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

               We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware (the "DGCL"), and with respect to the opinion set forth in paragraph 1 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:



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               1. When (a) the applicable Warrant Agreement has been duly executed and delivered, and the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and applicable law, and (b) when the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the applicable Warrant Agreement as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the applicable Warrant Agreement as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the applicable Warrant Agreement as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the applicable Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with the applicable Warrant Agreement's terms.

               2. The Company has the authority pursuant to its Certificate of Incorporation, as amended (the "Amended Certificate"), to issue up to 35,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the DGCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock (including, without limitation, any Common Stock duly issued upon the exchange or conversion of any shares of preferred stock that are exchangeable or convertible into Common Stock, upon the exercise of any Warrants exercisable for Common Stock or upon the exchange or conversion of debt securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

               All of the opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision regarding the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

               To the extent that the obligations of the Company under the applicable Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California, the Warrant Agent for each Warrant Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the applicable Warrant Agreement; that the applicable Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute a legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally and with respect to acting as Warrant Agent under the applicable Warrant


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Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

               This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                          Very truly yours,

                                                          /s/ Latham & Watkins


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